EXHIBIT A


     This Note has not been registered under the Securities Act of 1933 or any state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such act or laws covering such security or the Company receives an opinion of counsel for the holder of this security
(concurred to by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and all applicable state securities laws.

                     SUBORDINATED UNSECURED PROMISSORY NOTE

$500,000                                                 Minneapolis, Minnesota
                                                                 August 26,1997

FOR VALUE RECEIVED, the undersigned, Health Fitness Corporation, a Minnesota corporation (the "Company"), promises to pay to the order of Brightbridge Fund I, L.P., or its permitted successors and assigns ("Holder"), at Holder's address set forth in the Loan Agreement (as defined below), or such other place as Holder may designate in writing from time to time, the principal sum of Five Hundred Thousand Dollars ($500,000), in lawful money of the United States, together with simple interest from the date hereof on the unpaid principal balance outstanding from time to time at the rate of twelve percent (12%) per year (calculated on the basis of the actual number of days elapsed and a 360-day year), subject to adjustment as described below. The entire unpaid principal balance on this Note and accrued interest thereon shall be due and payable on the earlier of (i) November 24, 1997 (90 days after the date hereof), or (ii) three business after the closing of any private or public offering(s) of unsecured subordinated debt or equity securities of the Company resulting in cumulative aggregate proceeds to the Company of at least $4,000,000.

     1. Bridge Loan Agreement. This Note has been issued pursuant to and is subject to the terms and provisions of the Bridge Loan Agreement (the "Loan Agreement"), dated as of August 26, 1997, between the Company and Holder, and this Note and Holder are entitled to all the benefits provided for in the Loan Agreement. The provisions of the Loan Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

     2. Prepayment. This Note may be prepaid at any time without penalty.

     3. Unsecured Note. This Note is unsecured and the Company and Holder agree that this Note shall not be secured at any time in the future by a grant of a security interest in any assets of the Company, whether or not those assets are owned by the Company at this time or acquired by the Company on a date subsequent to the date hereof. The provisions of this Section 3 are designed for the benefit of the third party senior creditors as well as the Company and Holder.

     4. Notification of Offering. The Company shall notify Holder of the anticipated closing of any private or public offering of unsecured subordinated debt or equity securities of the Company resulting in proceeds to the Company of at least $4,000,000 at least three (3) business days prior to the date thereof.

     5. Subordination. The indebtedness evidenced by this Note is and shall remain subordinate in right of payment to all Senior Debt to the extent and in the manner hereinafter set forth. "Senior Debt" shall mean the principal and interest on indebtedness of the Company to financial institutions for borrowed money (other than the indebtedness evidenced by this Note), and for purchase money loans secured by real estate or personal property used in connection with the business of the Company, whether created, incurred or assumed before or after the date hereof, except such as by its terms is expressly not superior in right of payment of this Note, and renewals, extensions and refundings of any such indebtedness. The subordination provisions contained in this Section 5 are expressly and only for the benefit of third party senior creditors of the Company and shall in no way limit the rights or remedies of Holder against the Company; provided, however, that Holder agrees that it will not commence any action or proceeding against the Company to recover all or any part of the indebtedness owed to Holder by the Company as evidenced by this Note, nor shall Holder join any other creditor in bringing any such action or proceeding against the Company, unless and until the Senior Debt has been paid in full.

     No payment of principal or interest on this Note shall be made if the Company is in default or breach, or such payment would result in a default or breach, with respect to any Senior Debt. For purposes of this paragraph, default or breach with respect to any Senior Debt shall refer to a failure of the Company (i) to pay in full when due the principal of or interest or premium on any such Senior Debt, or any portion thereof, according to its terms, or (ii) to be in compliance with any covenant in any loan agreement, security agreement or related agreement between the Company and the holder of such Senior Debt. Upon any distribution of assets of the Company, upon dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of the Company, or otherwise, Senior Debt shall first be paid in full, or provision made for such payment in cash, before any payment is made on account of the principal of or interest on this Note. In such events, upon payment in full of all Senior Debt, Holder shall be subrogated ratably to all rights of such Senior Debtors to receive payments or distributions of the assets of the Company applicable to such Senior Debt until the principal of and interest on this Note shall be paid in full.

     If Holder receives any payment on the indebtedness owed to it by the Company as evidenced by this Note that Holder is not entitled to receive under the provisions of this Note, Holder will hold the amount so received in trust for the third party senior creditors and will turn over such payment to the third party senior creditors in the form received (except for the endorsement of Holder where necessary) for application to the then-existing Senior Debt, whether or not due. If Holder exercises any right of setoff which Holder is not permitted to exercise under the provisions of this Note, Holder will promptly pay over to the third party senior creditors, in immediately available funds, an amount equal to the amount of the claims or obligations offset.

     Notwithstanding the foregoing, payment of principal and interest on this Note shall not be subordinated to the prior payment of such Senior Debt as to all amounts which actually are paid by the Company under this Note if the Company is not in default or breach with respect to any Senior Debt at the time or times such payment or payments are made.

     6. Default. "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default. An "Event of Default" occurs if:

          (a) the Company fails to make any payment on this Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (b) the Company defaults in the payment of interest or principal on any Senior Debt and such Senior Debt shall, as a result thereof, have been accelerated (or comparable event shall have occurred) so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration has been in effect without rescission or annulment for a period of 30 days; provided, however, that if such default in the payment of interest or principal on any Senior Debt shall be remedied or cured by the Company or waived by the holders of such Senior Debt, or if such acceleration shall have been rescinded or annulled by the holders of such Senior Debt, then, unless this Note shall have been accelerated as provided in this Note, the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Holder.

     If an Event of Default occurs and is continuing, the principal of and interest on this Note shall become and be immediately due and payable without any declaration or other act on the part of Holder.

     Holder may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and ceases.

     7. Expenses of Enforcement. The Company agrees to reimburse Holder upon demand for all reasonable out-of-pocket expenses, including reasonable attorneys' fees, in connection with Holder's enforcement of the Company's obligations hereunder.

     8. Investment Intent. Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note of Holder's intention to do so, describing briefly the manner of any proposed transfer of this Note. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of such counsel, the proposed transfer of this Note may be effected without registration or qualification (under any federal or state law) of this Note, the Company, as promptly as practicable, shall notify Holder of such opinion, whereupon Holder shall be entitled to transfer this Note, all in accordance with the terms of the notice delivered by Holder to the Company, provided that an appropriate legend in substantially the form set forth at the end of this Note respecting the foregoing restrictions on transfer and disposition may be endorsed on this Note.

     9. Notices. All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested; in the case of the Company, addressed to its corporate headquarters, 3500 West 80th Street, Suite 130, Bloomington, Minnesota 55431-4432, and in the case of Holder, addressed to the address written above, in either case, until a new address shall have been substituted by like notice.

     10. Amendment. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, Company has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

                                               HEALTH FITNESS CORPORATION

                                               By: /s/ Charles E. Bidwell
                                               Its: Chief Financial Officer